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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of the Saturna Investment Trust and to the inclusion of our report dated December 11, 1998 to the Shareholders and Board of Trustees of the Sextant Short-Term Bond Fund, Sextant Bond Income Fund, Sextant Growth Fund and Sextant International Fund, each a series of the Saturna Investment Trust.





     TAIT,  WELLER  &  BAKER

PHILADELPHIA,  PENNSYLVANIA
JANUARY  28,  1999

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